EX-99.906 CERT

Securian Funds Trust

Exhibit 19(b) to Form N-CSR

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Suzette L. Huovinen, President and principal executive officer, and Kevin L. Ligtenberg, Treasurer and principal financial officer, of Securian Funds Trust (the “Trust”), hereby certify as follows with respect to the Report of the Trust on Form N-CSR for the period ended June 30, 2025, (the “Report”) filed herewith:

1.            We have reviewed the Report;

2.            The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

3.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

Executed this 25 day of August, 2025
In St. Paul, Minnesota

/s/ Suzette L. Huovinen
Suzette L. Huovinen
President (Principal Executive Officer)

/s/ Kevin L. Ligtenberg
Kevin L. Ligtenberg
Vice President and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.